EXHIBIT 32.2
CERTIFICATION
PURSUANT TO RULE 13A — 14(B) OF THE OF THE SECURITIES EXCHANGE ACT OF 1934
AND 18 U.S.C. SECTION 1350
In connection with the Annual Report of Alimera Sciences, Inc. (the “Registrant”) on Form 10-K for the annual period ended December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard S. Eiswirth, Jr., certify, in accordance with Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350, that to the best of my knowledge:
(1)	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: March 25, 2011	/s/ Richard S. Eiswirth, Jr.
Richard S. Eiswirth, Jr.
Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)

A signed original of this written statement required by Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. Section 1350 has been provided to the Registrant and will be retained by the Registrant and furnished to the Securities and Exchange Commission or its staff upon request.
This certification accompanies the Form 10-K to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Registrant under the Securities Act of 1933 or the Securities Exchange Act of 1934 (whether made before or after the date of the Form 10-K), irrespective of any general incorporation language contained in such filing.